Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and gives pro forma effect to the transactions described in the accompanying Note 1.
As used herein, the “Mergers” means the Corebridge Merger (as defined below), the Equitable Merger (as defined below) and the related transactions described in the accompanying Note 1.
The unaudited pro forma condensed combined financial information presents the financial statements of New Equitable (as defined below) as if the Mergers had been completed as of June 30, 2026 for purposes of the unaudited pro forma condensed combined balance sheet, and as of January 1, 2025 for purposes of the unaudited pro forma condensed combined statements of income (loss).
The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes. The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:
•the audited consolidated financial statements of Corebridge Financial, Inc. (“Corebridge”) as of and for the year ended December 31, 2025 and the related notes, as included in Corebridge’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 11, 2026;
•the audited consolidated financial statements of Equitable Holdings, Inc. (“Equitable”) as of and for the year ended December 31, 2025 and the related notes, filed as Exhibit 99.1 to Corebridge's Current Report on Form 8-K dated August 17, 2026 (the Current Report with which this document is filed, as Exhibit 99.3);
•the unaudited consolidated financial statements of Corebridge as of and for the quarterly period ended June 30, 2026 and the related notes, as included in Corebridge’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the SEC on August 5, 2026; and
•the unaudited consolidated financial statements of Equitable as of and for the quarterly period ended June 30, 2026 and the related notes, filed as Exhibit 99.2 to Corebridge's Current Report on Form 8-K dated August 17, 2026 (the Current Report with which this document is filed, as Exhibit 99.3).
The consolidated financial statements of both Corebridge and Equitable have been prepared in accordance with U.S. GAAP.
Accounting for the Mergers
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with U.S. GAAP, and Corebridge has been treated as the acquirer for accounting purposes. As a result, Corebridge will account for the Mergers as a business combination in accordance with ASC 805. The total purchase price will be allocated to the tangible and intangible assets and liabilities acquired based on their respective fair values. The allocation of the purchase price is estimated and is dependent upon estimates of certain valuations that are subject to change. In addition, the final purchase price will not be known until the date of the completion of the Mergers and could vary materially from the preliminary purchase price. Accordingly, the final acquisition accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented.
The financial condition and results of operations of New Equitable after completion of the Mergers will include the operating results of Equitable beginning from the closing date but will not be restated retroactively to reflect the historical financial condition or results of operations of Equitable. The earnings of New Equitable following completion of the Mergers will reflect acquisition accounting adjustments, including the effect of changes in Equitable’s carrying value for assets and liabilities. Indefinite-lived intangible assets, including goodwill, will not be amortized but will be tested for impairment at least annually, and all tangible and intangible assets including goodwill will be tested for impairment when certain indicators are present. If, in the future, New Equitable determines that tangible or intangible assets (including goodwill) are impaired, New Equitable would record an impairment charge at that time.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information appearing below does not consider any potential effects of changes in market conditions on revenues, projected cost savings, restructuring or integration-related costs to achieve potential cost savings, among other factors.

The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Mergers, which are discussed in further detail below. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent the combined company’s consolidated results of operations or consolidated financial position that would actually have occurred had the Mergers been consummated on the dates assumed or to project the combined company’s consolidated results of operations or consolidated financial position for any future date or period.
The assets and liabilities of Equitable have been measured based on various preliminary estimates using assumptions that Corebridge believes are reasonable and are based only on currently available information. The acquisition accounting is dependent upon certain valuation and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final purchase accounting will occur, and the final purchase accounting could be materially different from the preliminary estimates used to prepare the below unaudited pro forma condensed combined financial information and could have a material impact on the combined company’s future results of operations and financial position.
Corebridge intends to commence the necessary valuation and other studies required to complete the acquisition accounting promptly upon completion of the Mergers and will finalize the acquisition accounting as soon as practicable within the required measurement period, but in no event later than one year following completion of the Mergers.
Equitable and Corebridge have not had any historical material relationship prior to the Mergers. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026

(In millions)	Corebridge Financial	Equitable Holdings	Reclassification Adjustments (A)	Transaction Accounting Adjustments		Pro Forma
Assets:
Investments:
Fixed maturity securities:
Bonds available-for-sale, at fair value, net of allowance for credit losses	$189,439	80,191	—	—		$269,630
Other bond securities, at fair value	5,302	2,948	1,749	—		9,999
Equity securities, at fair value	50	3,635	(3,635)	—		50
Mortgage and other loans receivable, net of allowance for credit losses	53,861	24,795	1,917	(908)	(B.1)	79,665
Mortgage and other loans receivable, at fair value	—	71	(71)	—		—
Other invested assets	11,314	10,616	(8,450)	—		17,003
	—	—	3,635	—
	—	—	(112)	—
Short-term investments, including restricted cash	4,587	—	16,293	—		20,992
	—	—	112	—
Policy loans	—	1,846	(1,846)	—		—
Trading securities, at fair value	—	1,749	(1,749)	—		—
Total investments	264,553	125,851	7,844	(908)		397,340
Cash and cash equivalents	353	17,183	(16,293)	(66)	(C)	1,177
Cash and securities segregated, at fair value	—	229	(229)	—		—
Accrued investment income	2,413	—	984	—		3,397
Premiums and other receivables, net of allowance for credit losses and disputes	464	—	65	—		529
Broker-dealer related receivables	—	2,291	(2,291)	—		—
Reinsurance assets - Fortitude Re, net of allowance for credit losses and disputes	23,574	—	—	—		23,574
Reinsurance assets - other, net of allowance for credit losses and disputes	1,986	20,744	(4,100)	(55)	(B.2)	18,575
Current and deferred income taxes	7,285	2,986	—	(2,534)	(B.3)	7,737
Deferred policy acquisition costs *	8,827	7,638	—	(7,638)	(B.4)	8,827
Value of business acquired*	9	—	—	7,638	(B.4)	7,647
Market risk benefit assets, at fair value	2,492	940	4,710	—		8,142
Other assets, including restricted cash *	4,953	3,744	8,450	(592)	(B.5)	22,126
	—	—	(984)	—
	—	—	2,291	—
	—	—	229	—
	—	—	4,100	—
	—	—	(65)	—
Goodwill and other intangible assets, net *	113	5,335	—	16,592	(B.3)	22,040
Purchased market risk benefits	—	4,710	(4,710)	—		—
Separate account assets, at fair value	98,771	143,006	—	—		241,777
Total assets	$415,793	334,657	—	12,437		$762,887

(In millions)	Corebridge Financial	Equitable Holdings	Reclassification Adjustments (A)	Transaction Accounting Adjustments		Pro Forma
Liabilities:
Future policy benefits	$59,541	17,372	(809)	(1,402)	(B.6)	$74,702
Policyholder contract deposits	193,225	146,445	—	—		339,670
Market risk benefit liabilities, at fair value	7,723	8,816	—	—		16,539
Other policyholder funds	3,003	—	96	—		3,099
Fortitude Re funds withheld payable	22,965	—	—	—		22,965
Other liabilities	8,322	6,824	2,051	(2,356)	(B.5)	17,507
	—	—	798	—
	—	—	1,155	—
	—	—	713	—
Short-term and long-term debt	9,362	3,839	—	(96)	(B.7)	13,105
Debt of consolidated investment entities	1,508	3,128	—	—		4,636
Broker-dealer related payables	—	798	(798)	—		—
Customer related payables	—	2,051	(2,051)	—		—
Amounts due to reinsurers	—	1,155	(1,155)	—		—
Separate account liabilities	98,771	143,006	—	—		241,777
Total liabilities	$404,420	$333,434	$—	$(3,854)		$734,000
Redeemable noncontrolling interest	$—	$365	$—	$—		$365
Contingencies, commitments and guarantees
Stockholders' equity:
Preferred stock and additional paid-in capital	$493	$1,068	$—	$(254)	(B.8)	$1,307
Common stock	7	5	—	(5)	(B.9)	11
	—	—	—	4	(B.9)
Treasury stock	(5,908)	(5,559)	—	11,467	(B.9)	—
Additional paid-in capital	8,151	1,939	—	(1,939)	(B.9)	21,101
	—	—	—	12,950	(B.9)
Retained earnings	18,075	8,227	—	(8,227)	(B.9)	12,101
	—	—	—	(66)	(C)
	—	—	—	(5,908)	(B.9)
Accumulated other comprehensive income (loss)	(10,167)	(6,465)	—	6,465	(B.9)	(10,167)
Total stockholders' equity attributable to Corebridge/Equitable	10,651	(785)	—	14,487		24,353
Non-redeemable noncontrolling interests	722	1,643	—	(1,643)	(B.10)	4,169
	—	—	—	3,447	(B.10)
Total equity	$11,373	$858	$—	$16,291		$28,522
Total liabilities and equity	$415,793	$334,657	$—	$12,437		$762,887
*Corebridge presents Goodwill within Other assets and Value of business acquired (“VOBA”) within the legacy financial statement line item Deferred policy acquisition costs and value of business acquired; however, given the material balances to each of these items expected on the pro forma balance sheet, these amounts have been separately disclosed.
The accompanying notes are an integral part of this pro forma financial information.

Unaudited Pro Forma Condensed Combined Statement of Income (Loss) For the Six Months ended June 30, 2026

(dollars in millions, except per common share data)	Corebridge Financial	Equitable Holdings	Reclassification Adjustments (A)	Transaction Accounting Adjustments		Pro Forma
Revenues:
Premiums	$929	508	—	—		$1,437
Policy Fees	1,234	855	—	(39)	(BB.1)	2,050
Net investment income:
Net investment income - excluding Fortitude Re funds withheld assets	5,894	2,681	—	70	(BB.2)	8,800
	—	—	—	155	(BB.2)
Net investment income - Fortitude Re funds withheld assets	493	—	—	—		493
Total net investment income	6,387	2,681	—	225		9,293
Net realized gains (losses)/Investment gains (losses), net:
Net realized gains (losses) - excluding Fortitude Re funds withheld assets and embedded derivative	(542)	—	(37)	—		(2,111)
	—	—	(1,475)	—
	—	—	(57)	—
Net realized gains (losses) on Fortitude Re funds withheld assets	(46)	—	—	—		(46)
Net realized gains (losses) on Fortitude Re funds withheld embedded derivative	(302)	—	—	—		(302)
Credit and intent to sell losses on available-for-sale debt securities and loans	—	(37)	37	—		—
Other investment gains (losses), net	—	(57)	57	—		—
Total net realized gains (losses)/Total investment gains (losses), net	(890)	(94)	(1,475)	—		(2,459)
Net derivative gains (losses)	—	(1,475)	1,475	—		—
Advisory fee income	170	—	2,843	—		3,013
Investment management and service fees	—	2,655	(2,655)	—
Other income	48	758	(188)	(67)	(BB.1)	551
Total revenues	7,878	5,888	—	119		13,885
Benefits and expenses:
Policyholder benefits	2,094	820	(6)	—		2,908
Change in fair value of market risk benefits, net	558	(676)	—	—		(118)
Interest credited to policyholder account balances	3,095	1,604	—	(14)	(BB.1)	4,685
Amortization of deferred policy acquisition costs and value of business acquired	493	423	—	—		916
Amortization of acquired intangible assets	—	—	—	159	(BB.3)	159
Non-deferrable insurance commissions	206	1,118	—	—		1,324
Advisory fee expenses	89	—	—	—		89
General operating expenses	934	—	1,267	(79)	(BB.1)	2,948
	—	—	826	—
	—	—	—	—
Interest expense	262	118	—	—		380
Net (gain) loss on divestitures	(2)	—	—	—		(2)
Remeasurement of liability for future policy benefits	—	(6)	6	—		—
Compensation and benefits	—	1,267	(1,267)	—		—
Other operating costs and expenses	—	826	(826)	—		—
Total benefits and expenses	7,729	5,494	—	66		13,289

(dollars in millions, except per common share data)	Corebridge Financial	Equitable Holdings	Reclassification Adjustments (A)	Transaction Accounting Adjustments		Pro Forma
Income (loss) before income tax expense (benefit)	149	394	—	53		596
Income tax expense (benefit)	208	16	—	11	(DD)	235
Net income (loss)	(59)	378	—	42		361
Less: Net income (loss) attributable to noncontrolling interests	(8)	210	—	(10)	(EE)	192
Net income (loss) attributable to Corebridge/Equitable	$(51)	$168	$—	$52		$169
Less preferred stock dividends	$18	$27	$—	$—		$45
Net income (loss) available to common stockholders	$(69)	$141	$—	$52		$124
Income (loss) per common share available to common shareholders:
Common stock - basic	$(0.15)					$0.14
Common stock - diluted	$(0.15)					$0.14
Weighted average shares outstanding (Note 7)
Common stock - basic	463.8					888.4
Common stock - diluted	463.8					893.5
The accompanying notes are an integral part of this pro forma financial information.

Unaudited Pro Forma Condensed Combined Statement of Income (Loss) For the Year ended December 31, 2025

(dollars in millions, except per common share data)	Corebridge Financial	Equitable Holdings	Reclassification Adjustments (A)	Transaction Accounting Adjustments		Pro Forma
Revenues:
Premiums	$5,864	1,046	—	—		$6,910
Policy Fees	2,733	2,168	—	(77)	(BB.1)	4,824
Net investment income:
Net investment income - excluding Fortitude Re funds withheld assets	11,792	5,234	—	140	(BB.2)	17,477
	—	—	—	311	(BB.2)
Net investment income - Fortitude Re funds withheld assets	1,332	—	—	—		1,332
Total net investment income	13,124	5,234	—	451		18,809
Net realized gains (losses)/Investment gains (losses), net:
Net realized gains (losses) - excluding Fortitude Re funds withheld assets and embedded derivative	(2,185)	—	(68)	—		(5,579)
	—	—	(2,055)	—
	—	—	(1,271)	—
Net realized gains (losses) on Fortitude Re funds withheld assets	(100)	—	—	—		(100)
Net realized gains (losses) on Fortitude Re funds withheld embedded derivative	(1,673)	—	—	—		(1,673)
Credit and intent to sell losses on available-for-sale debt securities and loans	—	(68)	68	—		—
Other investment gains (losses), net	—	(1,271)	1,271	—		—
Total net realized gains (losses)/Total investment gains (losses), net	(3,958)	(1,339)	(2,055)	—		(7,352)
Net derivative gains (losses)	—	(2,055)	2,055	—		—
Advisory fee income	510	—	5,895	—		6,405
Investment management and service fees	—	5,263	(5,263)	—
Other income	208	1,348	(632)	(156)	(BB.1)	768
Total revenues	18,481	11,665	—	218		30,364
Benefits and expenses:
Policyholder benefits	8,173	2,395	38	—		10,606
Change in fair value of market risk benefits, net	484	(417)	—	—		67
Interest credited to policyholder account balances	5,933	3,016	—	(29)	(BB.1)	8,920
Amortization of deferred policy acquisition costs and value of business acquired	1,050	789	—	—		1,839
Amortization of acquired intangible assets	—	—	—	317	(BB.3)	317
Non-deferrable insurance commissions	553	2,093	—	—		2,646
Advisory fee expenses	275	—	—	—		275
General operating expenses	2,002	—	2,434	(155)	(BB.1)	6,633
	—	—	2,286	—
	—	—	—	66	(CC)
Interest expense	552	224	—	—		776
Remeasurement of liability for future policy benefits	—	38	(38)	—		—
Compensation and benefits	—	2,434	(2,434)	—		—
Other operating costs and expenses	—	2,286	(2,286)	—		—
Total benefits and expenses	19,022	12,858	—	199		32,079

(dollars in millions, except per common share data)	Corebridge Financial	Equitable Holdings	Reclassification Adjustments (A)	Transaction Accounting Adjustments		Pro Forma
Income (loss) before income tax expense (benefit)	(541)	(1,193)	—	19		(1,715)
Income tax expense (benefit):
Current	(488)	—	892	4	(DD)	408
Deferred	337	—	(1,048)	—		(711)
Income Tax Expense	—	(156)	156	—		—
Income tax expense (benefit)	(151)	(156)	—	4		(303)
Net income (loss)	(390)	(1,037)	—	15		(1,412)
Less: Net income (loss) attributable to noncontrolling interests	(24)	343	—	(21)	(EE)	298
Net income (loss) attributable to Corebridge/Equitable	$(366)	$(1,380)	$—	$36		$(1,710)
Less preferred stock dividends	$—	$61	$—	$—		$61
Net income (loss) available to common stockholders	$(366)	$(1,441)	$—	$36		$(1,771)
Income (loss) per common share available to common shareholders:
Common stock - basic and diluted	$(0.68)					$(1.81)
Weighted average shares outstanding (Note 7)
Common stock - basic and diluted	539.3					977.0
The accompanying notes are an integral part of this pro forma financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Description of the Transaction
On March 26, 2026, Corebridge, Equitable, Mountain Holding, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of Corebridge (“New Equitable”), Palisade Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of New Equitable (“Corebridge Merger Sub”), and Marcy Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of New Equitable (“Equitable Merger Sub”) entered into the Merger Agreement. Corebridge and Equitable have agreed, subject to the terms and conditions of the Merger Agreement, to effect an all-stock merger transaction to combine their respective businesses through: (a) Corebridge Merger Sub merging with and into Corebridge, with Corebridge surviving such merger as a wholly-owned subsidiary of New Equitable (the “Corebridge Merger”), (b) immediately following the consummation of the Corebridge Merger, Equitable Merger Sub merging with and into Equitable, with Equitable surviving such merger as a wholly-owned subsidiary of New Equitable (the “Equitable Merger”).
In the Mergers, (a) each issued and outstanding share of Corebridge common stock (excluding any shares of Corebridge common Stock owned by Corebridge, Equitable or any of their respective wholly-owned subsidiaries, or held in treasury by Corebridge (but not including any such shares of Corebridge common stock owned by a Corebridge benefit plan, held on behalf of third parties or held by a public or private fund)) will be converted into, and become exchangeable for, 1.000 shares of common stock, par value $0.01 per share, of New Equitable ("New Equitable Common Stock"), and (b) each issued and outstanding share of Equitable common stock (excluding (i) shares of Equitable common stock owned by Equitable, Corebridge or any of their respective wholly-owned subsidiaries, or held in treasury by Equitable (but not including any such shares of Equitable common stock owned by an Equitable benefit plan, held on behalf of third parties or held by a public or private fund), and (ii) outstanding performance share units granted under any Equitable stock plan) will be converted into, and become exchangeable for, 1.55516 shares of New Equitable Common Stock. As of August 1, 2026, based on the estimated number of shares of Corebridge common stock and Equitable common stock that will be outstanding immediately prior to closing, and the Corebridge exchange ratio of 1.000 and Equitable exchange ratio of 1.55516, Corebridge and Equitable estimate that (a) holders of shares of Corebridge common stock as of immediately prior to closing will hold, in the aggregate, approximately 51% of the issued and outstanding shares of New Equitable Common Stock immediately following closing, and (b) holders of shares of Equitable common stock as of immediately prior to closing will hold, in the aggregate, approximately 49% of the issued and outstanding shares of New Equitable Common Stock immediately following closing.
In connection with the transactions contemplated by the Merger Agreement, each of the issued and outstanding shares of (a) Corebridge Preferred Stock will be converted into, and become exchangeable for, one share of Series 2 New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Corebridge Preferred Stock, (b) Equitable Series A Preferred Stock will be converted into, and become exchangeable for, one share of Series 1-A New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Equitable Series A Preferred Stock, and (c) Equitable Series C Preferred Stock will be converted into, and become exchangeable for, one share of Series 1-C New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Equitable Series C Preferred Stock.
2. Basis of Presentation
The pro forma adjustments have been prepared as if the Mergers had been completed as of June 30, 2026 for purposes of the unaudited pro forma condensed combined balance sheet, and as of January 1, 2025 for purposes of the unaudited pro forma condensed combined statements of income (loss).
The unaudited pro forma condensed combined financial information has been prepared assuming the acquisition method of accounting in accordance with U.S. GAAP. Under this method, Equitable’s assets and liabilities will be recorded at their respective fair values. The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible that the application of reasonable judgment could develop different assumptions, resulting in a range of alternative estimates using the same facts and circumstances.
Any difference between the purchase price for Equitable and the fair value of the identifiable net assets acquired (including intangibles) will be recorded as goodwill. The goodwill resulting from the Mergers will not be amortized to expense but instead will be reviewed for impairment at least annually. The pro formas are based on preliminary accounting conclusions and are subject to potential revisions upon further analysis.
The pro forma adjustments represent management’s estimates based on information available as of August 1, 2026 and are subject to change as additional information becomes available and additional analyses are performed.
One-time direct and incremental transaction costs will be expensed as incurred under ASC 805 and are assumed to be cash settled.
3. Accounting Policies
During the preparation of the unaudited pro forma condensed combined financial information, Corebridge did not become aware of any material differences between the accounting policies of Corebridge and Equitable to date.
Corebridge is still in the process of performing a full review of Equitable’s accounting policies to determine whether there are material differences that require modification or reclassification of Equitable’s revenues, expenses, assets or liabilities to conform to Corebridge’s accounting policies and classifications. As a result of that review, Corebridge may identify differences between the accounting policies of Corebridge and Equitable that, when conformed, could have a material impact on the pro forma financial information.
4. Calculation of Preliminary Estimated Purchase Price
The preliminary estimate of the purchase consideration shown in the following table has been calculated using the number of shares of Equitable Common Stock and stock-based awards outstanding as of August 1, 2026 and the closing price of Corebridge common stock as of August 1, 2026.

(In millions, except per share amounts and ratios)

Estimated Equitable common stock to be purchased	273.0
Exchange Ratio	1.55516
Preliminary common stock to be issued to Equitable stockholders	424.6
Corebridge Common stock closing share price as of August 1, 2026	31.19

Equity consideration (1)	$13,244
Preferred stock	814
Stock compensation related to pre-combination expense (2)	75
Noncontrolling interest	3,447
Total Purchase Consideration	$17,580
(1)A 10% increase in the share price of Corebridge Common Stock would result in a $1,324 million increase to the equity consideration which would have an equal increase to goodwill, while a 10% decrease in the share price of Corebridge Common Stock would result in a $1,324 million decrease to the equity consideration and a corresponding decrease to goodwill.
(2)Estimated based upon unvested RSUs, unvested performance share units, and vested stock options outstanding as of August 1, 2026. The preliminary estimate could differ significantly from the amounts presented due to movements in the share price of Corebridge Common Stock and changes in outstanding awards.
The estimated total consideration expected to be transferred reflected in these unaudited pro forma condensed combined financial information does not purport to represent the actual consideration that will be transferred at the effective time. In accordance with ASC 805 the fair value of equity securities issued as part of the consideration transferred will be measured at the effective time at the then-current market price.
5. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026 are as follows:
(A)    Reflects certain presentation adjustments to conform Equitable’s historical balances to the financial statement presentation of Corebridge;
(B)    Reflects the purchase price allocation adjustments to record Equitable’s assets and liabilities at estimated fair value based on the consideration conveyed. The related income statement adjustments are reflected at (BB); and
(B.1)    to reflect the estimated fair value of acquired investments that were previously carried at amortized cost;

(B.2)    represents the removal of ceded deferred profit liability;
(B.3)    to reflect the estimated fair value of acquired intangible assets and goodwill. Goodwill represents the excess of the preliminary merger consideration, including the fair value of Equitable’s previously held interest in AllianceBernstein, over the preliminary fair value of assets acquired and liabilities assumed and the related deferred tax impacts of these intangible assets;
(B.4)    represents the removal of unamortized historical deferred policy acquisition costs (“DAC”) and the establishment of VOBA based on the preliminary fair value. See footnote to the table below for additional details;
(B.5)    represents the removal of the unamortized portion of deferred sales inducements (“DSI”), deferred sales commissions, and reinsurance related balances;
(B.6)    represents the removal of unearned revenue associated with certain investment-type contracts and deferred profit liability;
(B.7)    represents the fair value adjustment associated with long-term debt;
(B.8)    represents the fair value adjustment associated with the historical preferred stock of Equitable;
(B.9)    represents the elimination of historical equity of Equitable, elimination of Corebridge historical treasury stock (given that, effective with the Corebridge Merger, all Corebridge treasury shares shall be cancelled and shall cease to exist), and the establishment of purchase price consideration; and
(B.10)    represents the adjustment to fair value for the non-controlling interest associated with AllianceBernstein.
The preliminary purchase price was allocated among the identified assets to be acquired, based on a preliminary analysis. The acquisition accounting is dependent upon certain valuation and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. The deferred income taxes represent the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation. The estimates of fair value are based upon preliminary valuation assumptions, and are believed to be reasonable, but are inherently uncertain and unpredictable. As a result, actual results may differ from estimates, and the difference may be material.
The following is a preliminary estimate of the assets acquired and the liabilities assumed by Corebridge in the Mergers, reconciled to the estimated purchase consideration:

Net Assets Identified	Preliminary Estimate of Fair Value (millions)
Assets:
Investments:
Fixed maturity securities:
Bonds available-for-sale, at fair value, net of allowance for credit losses (1)	$80,191
Other bond securities, at fair value	2,948
Equity securities, at fair value	3,635
Mortgage and other loans receivable, net of allowance for credit losses	23,887
Mortgage and other loans receivable, at fair value	71
Other invested assets	10,616
Policy loans	1,846
Trading securities, at fair value	1,749
Total investments	124,943
Cash and cash equivalents	17,183
Cash and securities segregated, at fair value	229
Broker-dealer related receivables	2,291
Current and deferred income taxes (2)	452
Reinsurance assets - other, net of allowance for credit losses and disputes	20,689
Value of business acquired (3)	7,638
Market risk benefit assets, at fair value	940
Other assets, including restricted cash	3,152
Goodwill and other intangible assets, net (4)	21,927
Purchased market risk benefits	4,710
Separate account assets, at fair value	143,006

Net Assets Identified	Preliminary Estimate of Fair Value (millions)
Total assets	$347,160
Liabilities:
Future policy benefits	$(15,970)
Policyholder contract deposits	(146,445)
Market risk benefit liabilities, at fair value	(8,816)
Other liabilities	(4,468)
Short-term and long-term debt	(3,743)
Debt of consolidated investment entities	(3,128)
Broker-dealer related payables	(798)
Customer related payables	(2,051)
Amounts due to reinsurers	(1,155)
Separate account liabilities	(143,006)
Total liabilities	$(329,580)
Total Fair Value of Net Assets Acquired (5)	$17,580
(1)Bonds available for sale are reported at fair value. However, upon closing of the Mergers, the then current fair market value of the available for sale bonds will become New Equitable’s acquisition price and any premiums or discounts on these bonds will be amortized or accreted into income over time.
(2)New Equitable is in a net deferred tax asset position, as such the balance has been applied to current and deferred income taxes.
(3)As a preliminary estimate of VOBA, the historical unamortized DAC has been used as Corebridge’s best estimate. Pursuant to the acquisition method in ASC 805, as of the acquisition date the acquirer will recognize the identifiable assets acquired at their acquisition-date fair values. Determination of the acquisition-date fair value of VOBA will require additional actuarial analysis of the relevant insurance liabilities as of the acquisition date; as of August 1, 2026, that exercise has not been completed. Based upon the preliminary assessment, DAC is believed to be a reasonable estimate for the to-be-recognized asset based only upon currently available information. Any increase to VOBA from this unaudited pro forma condensed combined balance sheet would be offset against a corresponding decrease in goodwill and other intangible assets; conversely, a decrease to VOBA from this unaudited pro forma condensed combined balance sheet would be offset against a corresponding increase in goodwill and other intangible assets.
(4)These preliminary estimates of intangible asset fair value, including goodwill, will likely be different from the amounts included in the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial information. Once a full valuation study is performed, additional insight will be gained that could impact (i) the estimated total value assigned to identifiable intangible assets, (ii) the estimated allocation of value between finite-lived and indefinite-lived intangible assets and (iii) the estimated weighted average useful life of each category of finite-lived intangible assets. The estimated finite -lived intangible asset values and their useful lives could be impacted by a variety of factors that may become known once a full valuation study is performed and/or by changes in such factors that may occur prior to completion of the Mergers. These factors include, but are not limited to, changes in the regulatory, legislative, legal, technological and/or competitive environments. Increased knowledge about these and/or other elements could result in a change to the estimated fair value of the identifiable intangible assets from what Corebridge has assumed in the unaudited pro forma condensed combined financial information. The combined effect of any such changes could then also result in a significant increase or decrease to Corebridge’s estimate of associated amortization expense. Since the determination of goodwill and identifiable intangible assets are inherently linked, any change to the identifiable intangibles is expected to materially offset with a corresponding change in goodwill, the balances are presented together in the accompanying unaudited pro forma condensed combined financial information.
(5)On August 3, 2026, Equitable Financial Life Insurance Company and Equitable Financial Life Insurance Company of America entered into a definitive agreement to sell their respective employee benefits businesses to The Hartford. The transaction is not expected to have a material impact on the financial results of the fair value of the Net assets acquired.
(C)    Reflects the payment of acquirer transaction costs in the estimated amount of $66 million. These expenses will be primarily comprised of investment banking fees, legal fees, issuance costs, accounting and audit fees, and other related advisory costs.
6. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income (Loss) for the Six Months Ended June 30, 2026 and Year Ended December 31, 2025
(AA) Reflects certain presentation adjustments to conform Equitable’s historical balances to the financial statement presentation of Corebridge;
(BB) Reflects the pro forma impacts related to the purchase price allocation discussed at adjustment (B). This includes the following impacts:
(BB.1)    represents the removal of the impacts of the amortization associated with adjustments made to Equitable’s historical condensed consolidated balance sheet;
(BB.2)    represents the adjustment for estimated accretion of discounts on acquired available-for-sale (“AFS”) securities and mortgage loans, resulting from an adjustment to book value of AFS securities and fair value for mortgage loans;
(BB.3)    reflects the amortization associated with acquired intangible assets recorded at fair value;

(CC) Reflects transaction costs associated with the Mergers, as discussed in further detail at balance sheet adjustment (C).
(DD) Reflects the tax impact of all pro forma adjustments for the six months ended June 30, 2026 and year ended December 31, 2025, calculated using a statutory rate of 21%; and
(EE) Reflects the non-controlling impacts on applicable adjustments for pro forma adjustments for the six months ended June 30, 2026 and year ended December 31, 2025.
7. Unaudited Pro Forma Net Income (Loss) Per Share
The unaudited pro forma combined basic and diluted earnings per share calculations are based on the combined weighted-average basic and diluted common shares of Corebridge and Equitable.
Unaudited pro forma net income per share is computed by dividing pro forma net income (loss) attributable to common shares by the pro forma weighted average number of common shares outstanding during the period, assuming the Mergers occurred on January 1, 2025.

(In millions, except per common share data)	For the six months ended June 30, 2026	For the Year Ended December 31, 2025
Numerator
Pro forma net income (loss) available to common stockholders – basic and diluted	124	(1,771)
Denominator
Pro forma weighted average shares outstanding – basic:
Corebridge	463.8	539.3
Shares issued to Equitable stockholders	424.6	437.7
Pro forma weighted average shares of common stock outstanding – basic	888.4	977.0
Dilutive effect of Corebridge’s outstanding stock-based awards	1.2	—
Dilutive effect of Equitable’s outstanding stock-based awards, converted at the exchange ratio	3.9	—
Pro forma weighted average shares of common stock outstanding – diluted	893.5	977.0
Pro Forma basic earnings per share	$0.14	$(1.81)
Pro Forma diluted earnings per share	$0.14	$(1.81)